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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Chemtura Corporation for the registration of $500,000,000 of notes and to the incorporation by reference therein of our report dated February 25, 2005, with respect to the consolidated financial statements and schedule of Great Lakes Chemical Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Indianapolis, Indiana
/s/ Ernst & Young LLP

April 18, 2006

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  EXHIBIT 23.2